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                                    EXHIBIT 23.2


                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Executive Stock Option Plan, the Amended Executive Stock Option Plan (1996), and the Amended Executive Stock Option Plan (1997) of Intertape Polymer Group Inc. of our report dated March 9, 1999, on the Consolidated Financial Statements of Intertape Polymer Group Inc., included in the Annual Report on Form 20-F filed with the Securities and Exchange Commission on May 28, 1999.



/ Raymond Chabot Grant Thornton /

General Partnership
Chartered Accountants

Montreal, Canada
October 25, 1999